FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2013 RESULTS

- - Solid Earnings Growth - -

COLUMBUS, Ohio, USA - February 5, 2014 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2013. Provided below are the highlights:

•	Sales in local currency increased by 3% in the quarter compared with the prior year. Reported sales increased 4% which included a 1% benefit due to currency.

•
Net earnings per diluted share as reported (EPS) were $3.63, compared with $3.35 in the fourth quarter of 2012. Adjusted EPS was $3.82, an increase of 10% over the prior-year amount of $3.47. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Results were solid in Europe and the Americas. As expected, weaker demand in China was offset by better conditions in other regions within Asia / Rest of World. We generated good EPS growth as we continue to benefit from our various margin improvement and cost control initiatives. Finally, we are pleased with the strong cash flow generation in 2013.”

EPS in the fourth quarter was $3.63, compared with the prior-year amount of $3.35. Adjusted EPS was $3.82, an increase of 10% over the prior-year amount of $3.47.

Sales were $684.3 million, a 3% increase in local currency sales, compared with $657.3 million in the prior-year quarter. Reported sales increased 4% and included a 1% benefit due to currency in the quarter. By region, local currency sales increased 2% in the Americas and 8% in Europe and were comparable to the prior-year in Asia / Rest of World. Adjusted operating income amounted to $165.0 million, an 8% increase from the prior-year amount of $153.4 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $108.5 million, compared with $111.7 million in the prior-year quarter.

Full Year Results

EPS in 2013 was $9.96, compared with the prior-year amount of $9.14. Adjusted EPS was $10.58, an increase of 9% over the prior-year amount of $9.67.

Sales were $2.379 billion, a 1% increase in local currency sales, compared with $2.342 billion in the prior-year period. Reported sales growth was 2%, which included a 1% benefit due to currency. By region, local currency sales increased 3% in both the Americas and Europe and decreased 4% in Asia / Rest of World. Adjusted operating income amounted to $472.9 million, a 6% increase from the prior-year amount of $444.5 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $345.9 million, compared with $327.7 million in the prior-year period.

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Cost Control Measures

As part of previously-announced cost control measures, the Company recorded pre-tax restructuring charges of $6.1 million in the quarter and $19.8 million for the full year of 2013.

Outlook

The Company updated its outlook for 2014 and noted that continued uncertainty in demand in many markets makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in 2014 will be in the range of 3% to 4% and Adjusted EPS in the range of $11.40 to $11.60, an increase of 8% to 10%. This compares to previous guidance of Adjusted EPS in the range of $11.35 to $11.55.

The Company stated that based on its assessment of market conditions today, management anticipates that local currency sales growth in the first quarter of 2014 will be approximately 3%. This sales growth will result in Adjusted EPS in the range of $1.93 to $1.98, an increase of 5% to 8%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “Market conditions appear to have stabilized in the developed world and we are cautiously optimistic for these regions in 2014. Globally we continue to leverage our spinnaker sales and marketing programs to gain share and are selectively adding field resources to pursue additional growth opportunities. We also continue to make significant investments for long term growth through our investments in product development, Blue Ocean and other areas. We remain confident in our long term prospects.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Wednesday, February 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	December 31, 2013		% of sales	December 31, 2012	% of sales

Net sales	$684,253	(a)	100.0	$657,292	100.0
Cost of sales	308,896		45.1	300,504	45.7
Gross profit	375,357		54.9	356,788	54.3

Research and development	30,597		4.5	28,001	4.3
Selling, general and administrative	179,788		26.3	175,379	26.7
Amortization	6,935		1.0	5,586	0.8
Interest expense	6,211		0.9	5,667	0.9
Restructuring charges	6,100		0.9	5,426	0.8
Other charges (income), net	822		0.1	767	0.1
Earnings before taxes	144,904		21.2	135,962	20.7

Provision for taxes	34,742		5.1	31,329	4.8
Net earnings	$110,162		16.1	$104,633	15.9

Basic earnings per common share:
Net earnings	$3.72			$3.43
Weighted average number of common shares	29,596,949			30,532,491

Diluted earnings per common share:
Net earnings	$3.63			$3.35
Weighted average number of common
and common equivalent shares	30,366,603			31,271,377

Note:
(a)	Local currency sales increased 3% as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2013		% of sales	December 31, 2012	% of sales

Earnings before taxes	$144,904			$135,962
Amortization	6,935			5,586
Interest expense	6,211	(b)		5,667
Restructuring charges	6,100			5,426
Other charges (income), net	822			767
Adjusted operating income	$164,972	(c)	24.1	$153,408	23.3

Note:
(b)
Includes a $0.4 million charge associated with the termination of the Company's $880 million Credit Agreement, which was replaced with the Company's new $800 million Credit Agreement during the twelve months ended December 31, 2013.

(c)	Adjusted operating income increased 8% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2013		% of sales	December 31, 2012	% of sales

Net sales	$2,378,972	(a)	100.0	$2,341,528	100.0
Cost of sales	1,096,946		46.1	1,100,473	47.0
Gross profit	1,282,026		53.9	1,241,055	53.0

Research and development	116,346		4.9	112,530	4.8
Selling, general and administrative	692,788		29.1	684,026	29.2
Amortization	24,539		1.0	21,357	0.9
Interest expense	22,711		1.0	22,764	1.0
Restructuring charges	19,830		0.8	16,687	0.7
Other charges (income), net	3,103		0.2	1,090	0.1
Earnings before taxes	402,709		16.9	382,601	16.3

Provision for taxes	96,615		4.0	91,754	3.9
Net earnings	$306,094		12.9	$290,847	12.4

Basic earnings per common share:
Net earnings	$10.22			$9.37
Weighted average number of common shares	29,945,954			31,044,532

Diluted earnings per common share:
Net earnings	$9.96			$9.14
Weighted average number of common
and common equivalent shares	30,728,482			31,824,077

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve months ended			Twelve months ended
	December 31, 2013		% of sales	December 31, 2012	% of sales

Earnings before taxes	$402,709			$382,601
Amortization	24,539			21,357
Interest expense	22,711	(b)		22,764
Restructuring charges	19,830			16,687
Other charges (income), net	3,103			1,090
Adjusted operating income	$472,892	(c)	19.9	$444,499	19.0

Note:
(b)
Includes a $.04 million charge associated with the termination of the Company's $880 million Credit Agreement, which was replaced with the Company's new $800 million Credit Agreement during the twelve months ended December 31, 2013.

(c)	Adjusted operating income increased 6% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2013	December 31, 2012

Cash and cash equivalents	$111,874	$101,702
Accounts receivable, net	466,703	437,390
Inventories	210,414	198,939
Other current assets and prepaid expenses	124,996	126,206
Total current assets	913,987	864,237

Property, plant and equipment, net	514,438	469,421
Goodwill and other intangible assets, net	570,260	569,915
Other non-current assets	154,134	118,715
Total assets	$2,152,819	$2,022,288

Short-term borrowings and maturities of long-term debt	$17,067	$41,600
Trade accounts payable	145,993	142,362
Accrued and other current liabilities	401,128	378,032
Total current liabilities	564,188	561,994

Long-term debt	395,960	347,131
Other non-current liabilities	257,619	285,944
Total liabilities	1,217,767	1,195,069

Shareholders’ equity	935,052	827,219
Total liabilities and shareholders’ equity	$2,152,819	$2,022,288

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Cash flow from operating activities:
Net earnings	$110,162	$104,633	$306,094	$290,847
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,741	9,143	34,765	33,421
Amortization	6,935	5,586	24,539	21,357
Deferred tax benefit	16,623	12,309	8,816	5,420
Excess tax benefits from share-based payment arrangements	(1,282)	(8,863)	(1,847)	(9,365)
Other	3,742	4,034	13,137	14,640
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(36,408)	(15,116)	(39,576)	(28,616)
Net cash provided by operating activities	108,513	111,726	345,928	327,704

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	3	82	211	426
Purchase of property, plant and equipment	(25,349)	(31,296)	(82,349)	(95,588)
Acquisitions	(2,448)	—	(2,661)	(2,098)
Net cash used in investing activities	(27,794)	(31,214)	(84,799)	(97,260)

Cash flows from financing activities:
Proceeds from borrowings	173,954	150,632	556,059	445,425
Repayments of borrowings	(162,033)	(178,165)	(531,045)	(563,109)
Proceeds from exercise of stock options	3,755	5,741	19,745	21,927
Excess tax benefits from share-based payment arrangements	1,282	8,863	1,847	9,365
Repurchases of common stock	(77,563)	(70,822)	(294,976)	(278,672)
Debt issuance costs	(1,241)	(363)	(1,522)	(363)
Acquisition contingent consideration paid	—	(325)	—	(325)
Other financing activities	345	139	(1,224)	(645)
Net cash used in financing activities	(61,501)	(84,300)	(251,116)	(366,397)

Effect of exchange rate changes on cash and cash equivalents	434	116	159	2,054

Net decrease in cash and cash equivalents	19,652	(3,672)	10,172	(133,899)

Cash and cash equivalents:
Beginning of period	92,222	105,374	101,702	235,601
End of period	$111,874	$101,702	$111,874	$101,702

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$108,513	$111,726	$345,928	$327,704
Excess tax benefits from share-based payment arrangements	1,282	8,863	1,847	9,365
Payments in respect of restructuring activities	4,756	4,354	18,949	12,591
Proceeds from sale of property, plant and equipment	3	82	211	426
Purchase of property, plant and equipment	(25,349)	(31,296)	(82,349)	(95,588)
Free cash flow	$89,205	$93,729	$284,586	$254,498

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2013			12%		1%	(2)%		4%
Twelve Months Ended December 31, 2013			6%		3%	(5)%		2%

Local Currency Sales Growth
Three Months Ended December 31, 2013			8%		2%	0%		3%
Twelve Months Ended December 31, 2013			3%		3%	(4)%		1%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2013		2012		% Growth	2013		2012		% Growth

EPS as reported, diluted	$3.63		$3.35		8%	$9.96		$9.14		9%

Restructuring charges, net of tax	0.15	(a)	0.13	(a)		0.49	(a)	0.39	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.12	(b)	0.14	(b)
Debt extinguishment and financing costs, net of tax	0.01	(c)	—			0.01	(c)	—
Benefit in Q4 of adjusting Q3 YTD tax rate	—		(0.04)	(d)		—		—

Adjusted EPS, diluted	$3.82		$3.47		10%	$10.58		$9.67		9%

Notes:
(a)
Represents the EPS impact of restructuring charges of $6.1 million ($4.6 million after tax) and $5.4 million ($4.0 million after tax) for the three months ended December 31, 2013 and 2012, respectively and $19.8 million ($15.1 million after tax) and $16.7 million ($12.5 million after tax) for the twelve months ended December 31, 2013 and 2012, respectively.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $1.0 million for the three months ended December 31, 2013 and 2012, respectively and $3.6 million and $4.5 million for the twelve months ended December 31, 2013 and 2012, respectively.

(c)
Represents the EPS impact of costs associated with the termination of the Company's $880 million Credit Agreement that was replaced with the Company's new $800 million Credit Agreement totaling $0.4 million ($0.3 million after tax) for the three and twelve months ended December, 31, 2013.

(d)	Represents the EPS impact of adjusting the annual effective tax rate from 24.5% to 24% during the three months ended December 31, 2012, related to the nine months ended September 30, 2012.

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